                                                                    EXHIBIT 10.6

                               AMENDMENT NO. ONE
                                      to
                          LOAN AND SECURITY AGREEMENT

     This Amendment No. One ("Amendment"), dated as of April 28, 1995, constitutes a part of the Amended and Restated Loan and Security Agreement dated as of November 20, 1992 (as amended, the "Agreement") between Lake Shore National Bank and Western Intermodal Services, Ltd. (the "Borrower"). Terms capitalized herein have the same meanings as in the Agreement, unless otherwise defined herein.

                       AMENDMENT TO CHANGE NAME OF BANK

     WHEREAS, Lake Shore National Bank is now known as American National Bank and Trust Company of Chicago, the Agreement is hereby amended as follows:

(a) in the first paragraph of the Agreement, "LAKE SHORE NATIONAL BANK (the "Bank") a national banking association with it principal place of business at 605 North Michigan Avenue, Chicago, Illinois 60611" is hereby replaced with the following:

          AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (the "Bank"), a national banking association with its principal place of business at 33 North LaSalle Street, Chicago, Illinois 60690; and

(b) in Article I, section D, Payments, the address of the Bank's Principal Offices is changed from "605 North Michigan Avenue, Chicago, Illinois 60611" to the following:

          33 North LaSalle Street, Chicago, Illinois 60690.

                  AMENDMENT TO INCREASE REVOLVING CREDIT LOAN


     WHEREAS, the Bank has agreed to increase the Accounts Revolving Loan which the Bank will lend to Borrower, the parties have agreed to amend the Agreement as follows:

(a) under the section entitled "REVOLVING CREDIT LOANS," the first sentence of the subsection entitled "ACCOUNTS RECEIVABLE" is replaced with the following:

          ACCOUNTS RECEIVABLE. The Bank will lend and relend to the Borrower from time to time the sum of 80% of the face amount of the Borrower's then existing "Eligible Accounts Receivable," as hereinafter defined (the "Accounts Revolving Loan"); provided that the outstanding principal amount of the Accounts Revolving Loan shall not at any time exceed an amount equal to the lesser of $3,000,000.00 or the Borrower's Accounts Borrowering Base, as hereinafter defined; and further provided that the Bank may, at its sole discretion, terminate the Accounts Revolving Loan or reduce the Accounts Borrowing Base, upon 90 days written notice to the Borrower.

                      AMENDMENT TO AMOUNT OF TOTAL LOANS

     WHEREAS, the Borrower and the Bank have agreed to the above-described amendments, and whereas, the current outstanding aggregate principal balance under the Machinery and Equipment Term Loan is $666.00, the parties have agreed to amend the total loans under the Agreement as follows:

(a) the first sentence under the caption "TOTAL LOANS UNDER THIS AGREEMENT" is replaced with the following:

          Any provision of this Agreement to the contrary notwithstanding, the aggregate amount of all outstanding loans by the Bank to the Borrower under this Agreement shall not at any time exceed THREE MILLION SIX HUNDRED SIXTY SIX AND NO/100 DOLLARS ($3,000,666.00) (the "Total Credit").

    This Amendment supplements and modifies the Agreement, and all of the terms and conditions and agreements therein contained are hereby reaffirmed and agreed to and shall remain in full force and effect except as herein modified.

Dated:  April 28, 1995

AMERICAN NATIONAL BANK AND              WESTERN INTERMODAL SERVICES, LTD.
TRUST COMPANY OF CHICAGO                (Borrower)



By:                                     By:   /s/ Michael A. Kelly
     -------------------------                ------------------------------
Its:
     -------------------------          Its:            CFO
                                            --------------------------------

4-22-92 rev.
                             AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of November 20, 1992 between LAKE SHORE NATIONAL BANK (the "Bank"), a national banking association with its principal place of business at 605 North Michigan Avenue, Chicago, Illinois 60611, and Western Intermodal Services, Ltd. (the "Borrower"), a(n) Illinois Corporation with its principal place of business at 935 W. 175th St., Homewood, IL 60430.

                             W I T N E S S E T H :

     WHEREAS, the Borrower and the Bank have previously entered into Loan and Security Agreement(s) dated June 1, 1989 and June 15, 1987 providing for the borrowings thereunder of $1,500,000.00 pursuant to which $165,000.00 is outstanding; and Security Agreement(s) dated June 1, 1989 providing for loans of $340,000.00 pursuant to which $122,220.00 is outstanding;

     WHEREAS, in connection with the foregoing, there has been executed Promissory Note(s) and Business Note(s) of the Borrower, and Guarantees of Area Transportation Co. and Area Interstate Trucking, Inc. in the amount of $1,840,000.00 dated June 1, 1989 (the Loan and Security Agreement(s), Security Agreement(s), Promissory Note(s), Business Note(s) and Guarantee(s) herein referred to as the "Existing Documents");

     WHEREAS, the Borrower and the Bank desire to increase instalment loan, afforded under and supplement the Existing Documents and the Bank is willing to lend money to the Borrower upon the following terms and conditions:

     WHEREAS, the Borrower desires that the Bank lend money to the Borrower and the Bank is willing to lend money to the Borrower upon the following terms and conditions:

AGREEMENT TO LEND
-----------------

     Subject to the terms and conditions of this Agreement, including, without limitation, the General Conditions of Credit set forth below, and the limitations herein provided, the Bank will make loans (herein sometimes referred to as the "Credit Facility") to the Borrower on the following terms:

               Indicate lending arrangements by checking all applicable boxes. Appropriate officers of the Bank and the Borrower should also affix their initials in the margin next to each box that has been checked and should also affix their initials on the lower right hand corner of each page of this Agreement.

     REVOLVING CREDIT LOANS
     ----------------------

          [X] Accounts Receivable. The Bank will lend and relend to the Borrower from time to time the sum of 80% of the face amount of the Borrower's then existing "Eligible Accounts Receivable," as hereinafter defined (the "Accounts Revolving Loan"); provided that the outstanding principal amount of the Accounts Revolving Loan shall not at any time exceed an amount equal to the lesser of $1,500,000.00 or the Borrower's Accounts Borrowing Base, as hereinafter defined; and further provided that the Bank may, at its sole discretion, terminate the Accounts Revolving Loan or reduce the Accounts Borrowing Base, upon 90 days written notice to the Borrower. The Accounts Revolving Loan (including the first such loan and all additional such loans) shall be evidenced by the Borrower's Accounts Demand Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence, being the maximum amount of the Accounts Revolving Loan available to the Borrower under this Agreement. The Accounts Demand Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the first Accounts Revolving Loan. The unpaid principal amount of the Accounts Revolving Loan shall bear interest and shall be due and payable as provided in the Accounts Demand Note.

          [NO] INVENTORY. The Bank will lend and relend to the Borrower from time to time the sum of _____% of the Borrower's "Eligible Inventory," as hereinafter defined (the "Inventory Revolving Loan"); provided that the outstanding principal amount of the Inventory Revolving Loan shall not at any time exceed an amount equal to the lesser of $____________ or the Borrower's Inventory Borrowing Base, as hereinafter defined; and further provided that the Bank may, at its sole discretion, terminate the Inventory Revolving Loans or reduce the Inventory Borrowing Base upon 90 days written notice to the Borrower. The Inventory Revolving Loan (including the first such loan and all additional such loans) shall be evidenced by the Borrower's Inventory Demand Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence, being the maximum amount of the Inventory Revolving Loan available to the Borrower under this Agreement. The Inventory Demand Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the first Inventory Revolving Loan. The unpaid principal amount of the Inventory Revolving Loan shall bear interest and shall be due and payable as provided in the Inventory Demand Note.

          [NO] GENERAL. The Bank will lend and relend money to the Borrower from time to time (the "General Revolving Loan"); provided that the outstanding principal amount of the General Revolving Loan shall not at any time exceed $_______________; and further provided that the Bank may, at its sole discretion, terminate or modify the terms of the General Revolving Loan upon 90 days written notice to the Borrower. The General Revolving Loan (including the first such loan and all additional such loans) shall be evidenced by the Borrower's General Demand Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence, being the maximum amount of the General Revolving Loan available to the Borrower under this Agreement. The General Demand Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the first General Revolving Loan. The unpaid principal amount of the General Revolving Loan shall bear interest and shall be due and payable as provided in the General Demand Note.

     TERM LOANS

          [X] MACHINERY AND EQUIPMENT. The Bank will lend to the Borrower the sum of $220,000.00 (the "Machinery and Equipment Term Loan"). The Machinery and Equipment Term Loan shall be evidenced by the Borrower's Machinery and Equipment Term Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence. The Machinery and Equipment Term Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the Machinery and Equipment Term Loan. The unpaid principal amount of the Machinery and Equipment Term Loan shall bear interest and shall be due and payable as provided in the Machinery and Equipment Term Note.

          [NO] INVENTORY. The Bank will lend to the Borrower the sum of $_______________ (the "Inventory Term Loan"). The Inventory Term Loan shall be evidenced by the Borrower's Inventory Term Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence. The Inventory Term Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the Inventory Term Loan. The unpaid principal amount of the Inventory Term Loan shall bear interest and shall be due and payable as provided in the Inventory Term Note.

          [NO] GENERAL. The Bank will lend to the Borrower the sum of $_______________ (the "General Term Loan"). The General Term Loan shall be evidenced by the Borrower's General Term Note, in form and substance acceptable to the Bank, in the dollar amount specified in the preceding sentence. The General Term Note shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of the General Term Loan. The unpaid principal amount of the General Term Loan shall bear interest and shall be due and payable as provided in the General Term Note.

     OTHER LOANS The Bank will lend money to the Borrower on the terms set forth in the appropriate Loan Supplement indicated below duly executed by the Borrower and the Bank, and each such Loan Supplement is incorporated in this Agreement and made a part hereof. Any such Loan Supplement may be entered into as of the date of this Agreement or at a later date, but shall in all respects be subject to the provisions of this Agreement except as may otherwise be specifically provided in such Loan Supplement. Each such loan shall be evidenced by the Borrower's note, in form and substance acceptable to the Bank, in the amount of such loan, which shall be executed and delivered to the Bank before or concurrently with the Bank's disbursement of such loan. The unpaid principal amount of such loan shall bear interest and shall be due and payable as provided in such note.

          [NO] LETTER OF CREDIT LOAN See Letter of Credit Loan Supplement hereto.

          [NO] REAL ESTATE LOAN       See Real Estate Loan Supplement hereto.

TOTAL LOANS UNDER THIS AGREEMENT
--------------------------------

     Any provision of this Agreement to the contrary notwithstanding, the aggregate amount of all outstanding loans by the Bank to the Borrower under this Agreement shall not at any time exceed ONE MILLION SEVEN HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($1,720,000) (the "Total Credit"). Notwithstanding the stated amount of the notes described above, the Borrower's liabilities thereunder at any time shall be limited to the then unpaid principal amount of all loans and advances (including overadvances and overdrafts) made by the Bank to or for the account of the Borrower, plus the accrued interest thereon, and all other costs and expenses, including reasonable attorneys' fees, to be paid by the Borrower as provided by this Agreement (collectively the "Borrower's Liabilities"). (The Accounts Demand Note, Inventory Demand Note, the General Demand Note, the Machinery and Equipment Term Note, the Inventory Term Note, the General Term Note and any other note delivered in connection with this Agreement or any Loan Supplement hereto are sometimes herein referred to, together, as the "Notes" and, individually, as a "Note").

COLLATERAL
----------

     Payment of the Borrower's Liabilities is secured by all of the Collateral described or referred to in Article II and by such additional security or collateral as has been or may hereafter be granted or assigned to the Bank in connection with this Agreement and any Loan Supplement and Addendum hereto.

GENERAL CONDITIONS OF CREDIT
----------------------------

     The making of any loans under this Agreement shall be subject to the Bank's right, at its sole discretion, to terminate the Credit Facility or to reduce the amount of the loans under the Credit Facility upon 90 days written notice to the Borrower. Without limitation of the foregoing, each loan hereunder shall in any event be subject to the following conditions precedent: (a) no Event of Default, or Unmatured Event of Default (as those terms are hereinafter defined), shall have occurred and be continuing, (b) the Bank does not deem itself insecure as provided under the Illinois Uniform Commercial Code (Article I, Section 2-208);
(c) the representations, warranties and covenants of the Borrower contained in this Agreement shall be true and correct as of the date of such loan with the same effect as though made on such date, (d) all of the covenants of the Borrower in this Agreement, and all of the requirements of this Agreement with respect to such loan, shall have been complied with and (e) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of the Borrower. Each borrowing by the Borrower hereunder shall be deemed a representation and warranty by the Borrower that the foregoing conditions have been fulfilled as of the date of such borrowing.

REPAYMENT
---------

     The Borrower agrees to repay each loan hereunder in accordance with the terms and provisions of this Agreement and each Note.

ENTIRE AGREEMENT
----------------

     This Agreement (and any Loan Supplement and Addendum hereto) and the Notes and the other documents delivered or to be delivered in connection with or pursuant to this Agreement contain all of the agreements of the Bank and the Borrower with respect to the subject matter hereof.

                    ARTICLE I LOANS: GENERAL TERMS

     A. Prime Rate. "Prime Rate" are used herein and in connection herewith (including, without limitation, in any Note) means the rate per annum from time to time determined by the Bank as its Prime Rate, as reflected in the Bank's Prime Rate history book maintained at its principal office in Chicago, Illinois. The designation of a rate of interest as the Bank's Prime Rate is for convenience of reference for the Bank's internal procedures and does not indicate in any way that such Rate is the rate of interest then being charged by the Bank to its most creditworthy customers. Whenever the Prime Rate is a component of an interest rate under this Agreement, such interest rate shall fluctuate from time to time concurrently with, and in an amount equal to, each increase or decrease in the Prime Rate component thereof.

     B. Changes in Interest Rate By Bank. The Bank, at its sole discretion, upon 90 days written notice to the Borrower, shall have the right from time to time to change the interest rate (without regard and in addition to any change therein resulting from any change in the Prime Rate or any other component of such interest rate) applicable to any loan made or to be made to the Borrower and to any other Borrower's Liabilities. Whenever the Bank shall elect to increase such interest rate, the Bank shall send written notice to the Borrower specifying the new interest rate to be charged and the effective date (but not less than 90 days from date of notice) of the new interest rate. The Borrower may pay the full amount of the outstanding Borrower's Liabilities, without penalty or the payment of any specified increase in the interest rate, within 90 days after the sending of any such notice of a change in the interest rate.

    C. Default Rate. After the occurrence of an Event of Default under this Agreement, the Notes and all other Borrower's Liabilities shall (subject to any limitations of applicable law) bear interest at rates per annum equal to the respective rates applicable to such Notes and other Borrower's Liabilities prior to such Event of Default plus four percent (4%).

     D. Payments. All payments under this Agreement and with respect to the Notes shall be made in immediately available funds by the Borrower to the Bank prior to 2:00 p.m., Chicago time, on the date when due at the Bank's offices at 605 North Michigan Avenue, Chicago, Illinois 60611 (the "Bank's Principal Office") or at such other location as the Bank may designate. Any payment received after 2:00 p.m., Chicago time, shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or with respect to any Note shall be stated to be due on a date other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or any fees. "Business Day" means any day on which the Bank is open for business at the Bank's Principal Office.

     E. Application of Payments. The Bank will apply against the Borrower's Liabilities, on the date of receipt, if received by the Bank's commercial note teller prior to 2:00 p.m., Chicago time, all payments received thereon, including cash, solvent credits, collections of Accounts, proceeds of Collateral (as hereinafter defined) and any other amounts; provided that (a) interest on the amount of the reduction in any loan resulting from such application shall be charged to the Borrower for the two days following the day that payment was applied against the Borrower's Liabilities, unless the payment received is in the form of cash or cash equivalent; (b) the Bank shall charge back to the Borrower any payments that may be required to be returned to the entity making such payment and the Borrower shall continue to pay interest on the amount charged back from the date that such payment was applied against the Borrower's Liabilities; (c) prior to the occurrence of an Event of Default, collections of Accounts shall be applied only to the repayment of revolving loans and any Borrower's Liabilities related thereto; and (d) except as provided in (c) above, the Bank shall have the exclusive right to determine how, when and in what amounts application of such payments and such credits shall be made on the Borrower's Liabilities, and such determination shall be conclusive upon the Borrower. (Notwithstanding the foregoing, the Bank and the Borrower may agree otherwise in writing with respect to the application of collections and proceeds of Accounts, as provided in Article III).

     F. Prepayment. Any loan to the Borrower may be prepaid, in whole or in part, at any time without premium or penalty; provided, however, that the Bank, at its sole discretion, may demand payment of all other indebtedness of the Borrower to the Bank and all indebtedness of its officers, directors and shareholders to the Bank if the Revolving Credit Loans are prepaid in whole or in part from a credit facility established at another banking or financial institution.

     G. Statement of Account. All of the Borrower's Liabilities shall constitute one loan secured by the Collateral and by all security interests, liens, claims and encumbrances heretofore, now or from time to time hereafter granted by the Borrower to the Bank. Loans made by the Bank to the Borrower pursuant to this Agreement may or may not (at the Bank's sole and absolute discretion) be evidenced by notes or other instruments issued or made by the Borrower to the Bank. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records or computer records of the Bank maintained for that purpose. In determining the Borrower's Liabilities, the books and records of the Bank shall be controlling. All statements of accounts rendered by the Bank to the Borrower concerning the Borrower's Liabilities hereunder, including all statements of principal, interest, requests for advance, fees, expenses and costs owing to the Bank by the Borrower, shall be presumed correct and accurate and shall constitute an account stated between the Bank and the Borrower unless the Borrower, within 180 days after receipt thereof, delivers to the Bank written objection thereto, specifying the error or errors, if any, contained in such statement. The Bank, at it's sole discretion, may request the Borrower to certify as to the accuracy of the Bank's records relative to the Borrower's Liabilities and the Borrower shall comply within 30 days of such request.

     H. Compensating Balance. So long as this Agreement is in effect or there are any outstanding Borrower's Liabilities hereunder, the Borrower shall maintain with the Bank, in demand deposit (non-interest bearing) accounts, an amount computed as follows (the "Compensating Balance"): NOT APPLICABLE

If the Borrower fails to maintain the Compensating Balance, the Bank may charge, and the Borrower agrees to pay, a deficiency fee, which shall be payable within 30 days after the Bank issues the bill for such fee, in an amount computed as follows: NOT APPLICABLE

     I. Commitment Fee - Service Charges. The Borrower agrees to pay to the Bank, in addition to all other amounts payable hereunder, a commitment fee computed as follows: NOT APPLICABLE and a service charge computed as follows: NOT APPLICABLE

     J. Certain Other Fees and Expenses. The Borrower shall pay reasonable attorneys' fees and other expenses incurred by the Bank in connection with this Agreement and the loans contemplated hereby, and the Bank shall have the right to charge or debit any account of the Borrower at the Bank for any fees or expenses payable by the Borrower hereunder.

                        ARTICLE II COLLATERAL: GENERAL

     A. Description. The Borrower hereby grants and assigns to the Bank and agrees that the Bank shall have a security interest in the following property, assets, rights and interests of the Borrower, whether now owned or existing or hereafter acquired or arising:

          1. all of the Borrower's Accounts (the term "Accounts" as used herein includes, without limitation, all of the Borrower's accounts receivable arising out of the sale or lease of Inventory or other goods or out of the rendering of services), whether or not specifically assigned to the Bank and whether or not constituting Eligible Accounts Receivable;

          2. all of the Borrower's Inventory (the term "Inventory" as used herein includes, without limitation, all of the Borrower's goods held for sale or lease or being processed for sale or lease, including all materials, work-in-process, finished goods, supplies and other goods customarily classified as inventory), including Inventory at any time in the possession of any bailee and whether or not constituting Eligible Inventory;

          3. all of the Borrower's Machinery and Equipment as described or referred to in RIDER D hereto (the "Machinery and Equipment");

          4. all of the collateral and other security, if any, described in any Loan Supplement and Addendum entered into by the Borrower and the Bank pursuant to this Agreement;

          5. N/A

          6. all of the Borrower's cash, negotiable instruments, documents of title, warehouse receipts, chattel paper, general intangibles, securities, leases, contract rights, certificates of deposit, deposit accounts, cash equivalents, interest or dividends on any of the foregoing, insurance claims, patents, trademarks, good will and other property of any kind or description as described in Rider A, wherever now or hereafter located, and now or hereafter in transit to or in the possession or control of or assigned to or owned or held by the Bank; and

        7. without limitation of the foregoing, all substitutions, renewals, improvements and replacements of, and additions and accessions to, the foregoing, and all products and proceeds of the foregoing, including, without limitation, all of the proceeds in any form of the Borrower's Accounts and Inventory, whether specifically assigned to the Bank or not.

All of the assets described or referred to in this Paragraph A are herein called the "Collateral"; provided, however, that the Collateral shall not include any excluded assets of the Borrower described in RIDER A hereto. The terms used herein to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code. The security interest granted hereby shall continue to attach to the Collateral notwithstanding any sale, exchange or other disposition of the Collateral, or any part thereof, by the Borrower except for finished Inventory sold in the ordinary course of business. The security interest herein granted is to secure the payment of all of the Borrower's Liabilities and the performance of all of the Borrower's obligations to the Bank hereunder and any and all other obligations of the Borrower to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. The Bank may call for additional Collateral as provided under the Illinois Uniform Commercial Code (Article I, Section 1-208), and the Borrower shall deliver such Collateral promptly.

        B. Financing Statements. The Borrower shall sign and deliver such financing statements and other documents, in form satisfactory to the Bank, as the Bank may at any time reasonably request in order to effectuate or perfect the Bank's security interest in the Collateral hereunder, or facilitate the realization by the Bank upon the Collateral, or any part thereof, and shall reimburse the Bank for the costs of preparing and filing the same.

        C. Inspection. The Bank or its agents may at any reasonable time inspect the Collateral and the books and records of the Borrower pertaining to the Collateral, or any part thereof, and may make copies or extracts from such books and records. The Borrower, at its sole cost and expense, shall keep and maintain satisfactory and complete books and records of the Collateral until all of the Borrower's Liabilities shall have been fully paid and discharged. The Bank shall have a special property interest in and to any and all books and records of the Borrower pertaining to the Collateral, and upon the occurrence of an Event of Default the Borrower shall deliver such books and records to the Bank at the demand of the Bank. The Bank may, at any time, require the Borrower to furnish copies of any of the Borrower's books and records to the Bank or its agent and the Borrower agrees to furnish such copies promptly upon the Bank's request. At the request of the Bank, the Borrower shall duly cause its accounts receivable ledger and other books and records relating to the Collateral to be stamped, in form and manner satisfactory to the Bank, with a proper reference to the fact that the Collateral has been assigned to the Bank. The Borrower shall pay the Bank's reasonable fees, costs and expenses in connection with the Bank's inspection of the Collateral and the books and records of the Borrower as herein provided.

        D. Preservation. The Bank may take such action from time to time as it may, in its sole judgment, deem appropriate to maintain or protect the Collateral, and for that purpose may, among other things, at its option, pay or obtain the removal of any tax, lien, security interest, claim or encumbrance that may be levied or placed on or with respect to any of the Collateral, or pay the costs of insurance on any of the Collateral. The Borrower shall reimburse the Bank, promptly upon demand by the Bank, for any costs or expenses incurred by the Bank in the protection or maintenance of the Collateral, including the expenditures described herein and any costs to move the Collateral to another location. The Bank shall have exercised reasonable care in the custody and preservation of any Collateral in its possession or control if it takes such action for that purpose as the Borrower shall request in writing, but the failure to comply with any such request shall not be deemed a failure to exercise reasonable care. The Borrower shall have the sole responsibility for taking such steps as may be necessary from time to time to preserve all rights of the Borrower and the Bank in the Collateral against other parties. The Borrower shall keep the Collateral in good condition and repair and shall not waste or destroy any of the Collateral.

        E. Insurance. The Borrower shall maintain in effect at all times policies of insurance insuring against loss of or damage to all tangible property constituting Collateral. Such insurance shall, except as may otherwise be agreed to in writing by the Bank, (a) cover all risks, (b) be in amounts equal to the full value of the Collateral, (c) be provided by such companies as are satisfactory to the Bank, (d) contain a lender's loss payable clause naming the Bank as payee as its interest may appear and (e) provide for 10 days' prior written notice to the Bank of any cancellation. The Borrower shall cause a certificate of insurance evidencing the insurance coverage required under this Agreement to be delivered to the Bank within 14 days following the date of this Agreement. The Bank, after 10 days, an Event of Default as hereinafter defined, may act as attorney for the Borrower in obtaining and cancelling such insurance and in adjusting and settling any claims with respect thereto and endorsing any drafts received as a result thereof.

        F. Liens. The Borrower represents and warrants that the Collateral is, and covenants and agrees that it will keep the Collateral, free from any lien, security interest (other than the security interest herein granted), claim or encumbrance, except for any Permitted Encumbrance, as hereinafter defined, and agrees to defend the Collateral against any and all claims and demands of all persons at any time claiming the same or any interest therein.

        G. Use. The Borrower shall not sell, assign, lease, transfer or convey any of the Collateral or any interest therein; provided that, so long as no Event of Default, as hereinafter defined, has occurred under this Agreement, the Borrower may sell Inventory in the ordinary course of business (not including any transfer in connection with or in satisfaction of any debt). The Borrower may use and consume any raw materials or supplies, the use and consumption of which is necessary in order to carry on the Borrower's business, may use and operate any Machinery and Equipment and may otherwise use the Collateral in any lawful manner not inconsistent with this Agreement, so long as no Event of Default has occurred under this Agreement.

     H. Locations. The Borrower represents and warrants that, in addition to the location indicated in the first paragraph of this Agreement, it has places of business at the following locations and keeps its books and records at the place indicated:

                      3400 W. 43rd St., Chicago, IL
                      6262 Chalet Dr., City of Commerce, CA
     BOOKS & RECORDS: 935 W. 175 St., Homewood, IL

The Borrower shall notify the Bank promptly in writing of any change in the foregoing or of any change in its name or in the names (or of any other names) under which it is doing business.

                      ARTICLE III  COLLATERAL:  ACCOUNTS

          Paragraphs A, B, C of this Article are applicable and constitute part of this Agreement only if an Accounts Revolving Loan is made or to be made under this Agreement.

     A. Accounts Borrowing Base. "Accounts Borrowing Base" means, as to the Borrower, at any time and from time to time, an amount equal to 80% of the face amount of the Borrower's then existing "Eligible Accounts Receivable" (as defined in Paragraph B below) which may be terminated or reduced as hereinabove provided, less maximum discounts, allowances, credits and adjustments which may be taken by or granted to any person who is or may become obligated to Borrower under or on account of such Eligible Accounts Receivable (the "Obligor").

     B. Eligible Accounts Receivable. "Eligible Accounts Receivable" is an account that, when scheduled to the Bank and at all times thereafter, does not violate the negative covenants and other provisions and does satisfy the affirmative covenants and other provisions of this Agreement. The following accounts are not Eligible Accounts Receivable:

          1. Accounts which remain unpaid for more than 90 days after their invoice dates or, in the case of "extended terms" invoices, which remain unpaid for more than 30 days beyond the date payment is due;

          2. Accounts which have been involved on "extended terms" which are not due and payable within 30 days after their invoice dates;

          3. Accounts owed by a single "Obligor", including a currently scheduled Account, if the amount of the balance owed by the Obligor upon all the Accounts owned to the Borrower exceeds 33% of Obligor's Eligible Accounts Receivable, or such other amount which the Bank, in its sole discretion, deems excessive;

          4. Accounts owed by a single "Obligor" if the amount of the balance owned by the Obligor is more than 50% (or such other percentage where the Bank, in its sole discretion, deems excessive) of total ineligible accounts;

          5. Accounts with respect to which a director, officer, employee or agent of the Borrower is Obligor, or the Obligor, directly or indirectly, controls, is controlled by or is under common control with the Borrower;

          6. Accounts with respect to which payment by the Obligor is or may be conditional, and Accounts commonly known as "bill and hold" and Accounts of a similar arrangement;

          7. Accounts with respect to which the Obligor is not a resident or citizen of or otherwise located in the continental United States of America, or with respect to which the Obligor is not subject to service of process in the continental United States of America;

          8. Accounts with respect to which the Obligor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigns its right to payment of such Accounts to the Bank pursuant to the Assignment of Claims Act of 1940, as amended;

          9. Accounts with respect to which the Borrower is or may become liable to the Obligor for goods sold or services rendered by the Obligor to the Borrower;

          10. Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Obligor or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Obligor;

          11. Accounts which have not been invoiced, or have been fraudulently or negligently or improperly included in a request for Advance, as hereinafter defined;

          12. Accounts with respect to which possession or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower (or by any agent or custodian of the Borrower) for the account of or subject to further or future direction from the Obligor;

          13. Accounts arising from a "sale on approval" or a "sale or return";

          14. Accounts as to which the Obligor is insolvent or has admitted its inability to pay its debts as they come due, or has filed a petition under any bankruptcy law or had such a petition filed against it, or as to which the Obligor has made an assignment for the benefit of its creditors, or as to which the Bank, at any time, determines, in good faith, that prospect of payment thereon is unsatisfactory;

          15. Accounts with respect to which the Bank does not have a valid, first priority and fully perfected security interest and accounts subject to any lien except those in favor of the Bank; and

          16. Accounts of an Obligor to the extent that the Bank, in good faith, has determined at any time that a credit limit shall be applied with respect to such Obligor and has given notice to the Borrower of the determination of such credit limit, and such Accounts exceed such credit limit.

Immediately upon demand from the Bank, the Borrower shall pay to the Bank an amount of money equal to the amount theretofore advanced by the Bank to the Borrower upon any account that is no longer an Eligible Accounts Receivable, and the Bank shall apply such payment to and on account of the Accounts Revolving Loan. The Borrower shall notify the Bank within a reasonable time after learning that an account is no longer an Eligible Accounts Receivable, but not later than the date of the next request by the Borrower for an Accounts Revolving Loan under this Agreement.

     C. Accounts Revolving Loan Advances. Each request for an Accounts Revolving Loan under this Agreement shall be made by the Borrower by providing the Bank with at least one Business Day's advance written notice (a "Request for Advance") in substantially the form of RIDER B hereto specifying the amount of the Accounts Revolving Loan being requested and the date by which the Borrower desires such amount to be made available to it. The Bank, in its reasonable discretion and upon its reasonable determination, that the conditions set forth in this Agreement have been duly satisfied, will make the amount set forth in the Request for Advance available to or upon the order of the Borrower in immediately available funds at the Bank's Principal Office not later than 2:00 p.m., Chicago time, on the date of the proposed borrowing.

     D. Collection. The collection of the Accounts and the application of the proceeds received therefrom shall be subject to the following:

          1. The Borrower is authorized to collect the Accounts or any part thereof, but such authorization may be restricted or terminated by the Bank at any time in the Event of Default, as hereinafter defined. The Borrower shall not grant any extension of time for the payment of the Accounts, shall not compromise, compound or settle the Accounts or any part thereof for less than the full amount thereof, shall not release, in whole or in part, any person liable for the payment of the Accounts or any part thereof, or allow any credit, discount or allowance whatsoever upon the Accounts or any part thereof, unless such activity shall be deemed to be in the ordinary course of business and shall not occasion or threaten a material adverse change in the financial condition, results of operation or business of the Borrower, without first obtaining the written consent of the Bank.

          2. Unless otherwise agreed to in writing by the Bank, the Borrower shall deliver or cause to be delivered to the Bank, not later than the Business Day following the receipt thereof, all collections and proceeds received by the Borrower on the Accounts, in the form in which they are received, for application or retention by the Bank in accordance with this Agreement. Simultaneously with each such delivery, the Borrower shall deliver to the Bank, on forms provided by the Bank for said purpose, a full, true and correct report of all such proceeds in manner and form designated by the Bank. Such reports shall be accompanied by a statement and description of the discounts, allowances, credits and adjustments (other than normal trade discounts specifically noted at the time of assignment) reported therein. The proceeds of the Accounts shall be delivered to the Bank in precisely the form received, except for the endorsement of the Borrower when required, and until so turned over shall be deemed to be held in trust by the Borrower, for and as the property of the Bank, and shall not be commingled with other funds of the Borrower. All remittances are received subject to collection, and the Bank assumes no responsibility in connection therewith beyond the exercise of ordinary care and will not be liable for default, negligence or willful misconduct of any correspondent or for losses in transit.

          3. In the Event of Default, as hereinafter defined, the Bank may, with 10 days notice to the Borrower, extend the time of payment or compromise, settle for cash or credit or otherwise settle, upon any terms or conditions, any part of the Accounts and thereby discharge or release the person or persons liable for the payment of the Accounts or any part thereof without affecting the Borrower's Liabilities to the Bank. The Bank may, but shall not be obliged to, demand or enforce payment of the Accounts or any part thereof and shall not be liable for its failure to collect or enforce the payment thereof or for the negligence of its agents or attorneys with respect thereto.

     E. Notification. In the Event of Default, as hereinafter defined, the Bank, with 10 days notice to the Borrower, may notify any person, corporation, or partnership (the "Obligor") liable for the payment of any Account of the fact that the same has been assigned to the Bank and may direct that payment of any accounts be made directly to the Bank. If the Bank so requests, all bills and statements sent by the Borrower to the Obligor shall state that the same has been assigned to the Bank and is payable solely to the Bank. When requested by the Bank, for any reason and at any time, the Borrower will notify or cause to be notified the Obligor to pay directly to the Bank any sum or sums then due or to become due on account of the Accounts or any part thereof.

     F.   Miscellaneous.

          1. The Borrower will promptly notify the Bank, in writing, of the return or rejection of any Inventory or other goods or materials represented by any part of the Accounts, and in such event the Borrower shall promptly account therefor to the Bank in cash without the necessity of any further demand or notice by the Bank to make such an accounting. In the event that any check or other instrument for the payment of money in respect of any Account shall be returned uncollected for any reason, the Borrower agrees to pay to the Bank the amount of such check or other instrument, or the Bank may, in its discretion, charge the Borrower's Bank account with the amount of such check or other instrument, in either case as may be necessary to maintain the required Accounts Borrowing Base with respect to the Accounts Revolving Loan, and the amount of such payment or change shall be applied to the payment of the Accounts Revolving Loan.

          2. In the Event of Default, the Bank is hereby authorized to endorse the Borrower's name on all notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, and any other documents received in payment of the Accounts, or any part thereof, and the Bank, or any officer or employee thereof, is hereby irrevocably constituted and appointed agent and attorney-in-fact for the Borrower for the foregoing purpose.

          3. In the Event of Default, the Bank shall have and succeed to all rights, remedies, securities and liens of the Borrower in respect to the Accounts and the related Inventory, goods, materials and other property including, but not limited to, the right of stoppage in transit, guaranties, or other contracts or suretyship, unpaid sellers' liens, statutory liens, artisans' liens, or other collateral security held by or to which the Borrower is entitled for the payment of the Accounts, and shall have the right to enforce the same in its name or to direct the enforcement thereof by the Borrower for the benefit of the Bank, and the Borrower shall, at the request of the Bank, deliver to the Bank a separate written assignment of any of the same.

          4. In the Event of Default, the Borrower shall cause an accountant or representative of the Borrower satisfactory to the Bank, to furnish to the Bank, as often as the Bank shall reasonably request, the following reports:
     (1) a reconciliation of all Accounts; (2) an aging of all Accounts; (3) a test verification of all Accounts, and (4) trial balances; all certified as to their accuracy by such accountant or representative; and the Borrower shall pay the reasonable costs of such reports.

                      ARTICLE IV  COLLATERAL:  INVENTORY

          Paragraphs A, B and C of this Article are applicable and constitute part of this Agreement only if an Inventory Revolving Loan is made or to be made under this Agreement.

      A. Inventory Borrowing Base. "Inventory Borrowing Base" means, as to any Borrower, at any time and from time to time, an amount equal to N/A % of the face amount of such Borrower's then existing "Eligible Inventory" (as defined in Paragraph B below), which may be terminated or reduced as hereinabove provided.

      B. Eligible Inventory. "Eligible Inventory" shall mean that portion of the Borrower's inventory that (a) is not obsolete; (b) consists of raw materials, salable work in process or finished goods; (c) the Bank, in good faith, has not determined to be unacceptable due to age, type, category or quantity; and (d) is located on premises owned or leased as lessee by the Borrower or is located on a third party's property on consignment.

     C. Inventory Revolving Loan Advances. Each request for an Inventory Revolving Loan under this Agreement shall be made by the Borrower by providing the Bank with at least one Business Day's advance written notice (a "Request for Advance") in substantially the form of RIDER C hereto specifying the amount of the Inventory Revolving Loan being requested and the date by which the Borrower desires such amount to be made available to it. The Bank, in its reasonable discretion and upon its reasonable determination, that the conditions set forth in this Agreement have been duly satisfied, will make the amount set forth in the Request for Advance available to or upon the order of the Borrower in immediately available funds at the Bank's Principal Office not later than 2:00 p.m., Chicago time, on the date of the proposed borrowing.

     D. Location. The Borrower represents and warrants that all Borrower's Inventory (including, without limitation, any Inventory held in warehouses or delivered on consignment) is kept at the following locations:

                     935 W. 175th St., Homewood, IL

     E. Changes in Inventory. The Borrower shall notify the Bank immediately of any change in the location of the Inventory and of any material decrease (whether by loss, depreciation, damage or otherwise) in the value of the Inventory and the amount of such decrease. The Borrower shall pay to the Bank, immediately upon demand, (a) to be applied against the Inventory Revolving Loan, such amount as may be necessary to maintain the required Inventory Borrowing Base with respect to the outstanding Inventory Revolving Loan and (b) to be applied against any other loan, such amount as may be necessary, in the sole opinion of the Bank, to restore the Bank to an adequate level of security. The Borrower shall deliver to the Bank, at such times as the Bank may request, a statement in form satisfactory to the Bank showing (a) the Inventory available for sale, (b) the Inventory previously sold and delivered, sold and held for future delivery, used or consumed, (c) the description, value and location of the Inventory and (d) such other information as the Bank may deem necessary or desirable with respect to the Inventory.

              ARTICLE V     COLLATERAL:  MACHINERY AND EQUIPMENT
              ---------

     A. The Borrower represents and warrants that the Machinery and Equipment is generally described or (if a Machinery and Equipment Term Loan is made or to be made under this Agreement) is specifically listed, and kept at the locations specified in RIDER D hereto. The Borrower shall notify the Bank of any change in the location of the Machinery and Equipment and shall not remove any Machinery and Equipment from the state in which it is located as indicated on RIDER D without the prior written consent of the Bank which consent shall not be unreasonably withheld. If a Machinery and Equipment Term Loan is made or to be made under this Agreement and if any of the Machinery and Equipment is or is to be attached to real estate, the legal description of such real estate is also contained in RIDER D.

     B. Subordination. If requested by the Bank, the Borrower shall obtain from the owner of and from the person or entity holding a mortgage or lien on any real estate on which any Machinery and Equipment is located an agreement that any interest which such owner, mortgagee or lienholder may have in the Machinery and Equipment is subordinate to the interest of the Bank.

                  ARTICLE VI   REPRESENTATIONS AND WARRANTIES
                  ----------

     A. The Borrower represents and warrants to the Bank that, except as may have been previously disclosed in writing to the Bank:


          1. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and in good standing and authorized to do business in each other jurisdiction where, because of the nature of Borrower's activities or properties, such qualification is required;

          2. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of the Notes, and the performance by the Borrower of its obligations under this Agreement and the Notes are within the Borrower's powers and have been duly authorized by all necessary action (corporate, partnership or other), have received all necessary governmental and regulatory approval, and do not and will not contravene or conflict with any provision of law or of any organizational documents (including, without limitation, any articles of incorporation, by-laws, or partnership agreement) of the Borrower or of any agreement, indenture or other document binding upon the Borrower or to which its property is subject;

          3. This Agreement is, and the Notes, when duly executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws relating to or affecting the enforceability of creditors' rights;

          4. There are no legal, governmental, arbitration or other actions or proceedings which are pending or threatened against the Borrower which might result in (a) any material adverse change in its financial condition, or results of its business operations, or (b) materially and adversely affect Borrower's use of property or assets, including the Collateral;

          5. Except as disclosed in the financial statements of the Borrower most recently delivered to the Bank pursuant to or in connection with this Agreement, the Borrower has no indebtedness or other liabilities, other than trade payables and obligations arising in the ordinary course of its business;

          6. The Borrower is solvent and generally paying its debts as they mature, and owns property which, at a fair valuation, is greater than the sum of its debts and the Borrower has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage;

          7. The Borrower has and is in good standing with respect to all governmental permits, licenses, certificates, consents and franchises, and all patents, copyrights, trademarks and trade names, necessary to conduct and to continue to conduct the businesses now conducted by it and to own or lease and operate the properties now owned or leased and operated by it; and none of the foregoing contains any term, provision, condition or limitation more burdensome than such as are generally applicable to persons engaged in the same or similar business as the Borrower;

          8. The Borrower is not a party to (or subject to any renegotiation of) any contract or agreement, or subject to any charge, restriction, judgment, decree or order, which materially and adversely affects its financial condition, results of operations or business, or its property or assets;

          9. The Borrower's activities are legal and the intended use of the Credit Facility will not result in a forfeiture under the provisions of the Controlled Substance Act of 1978, or the Money Laundry Control Act of 1986, or the Anti-Drug Abuse Act of 1988;

          10. The Borrower is not in violation of any applicable law, regulation or ordinance of the United States of America or of any state, city, town, municipality, county or other jurisdiction, or of any agency or instrumentality of any of the foregoing, in any respect materially and adversely affecting its financial condition, results of operations or business, or its property or assets, including, without limitation, any law, regulation or ordinance relating to occupational health or safety or protection of the environment (including Hazardous Substances, as hereinafter defined);

          11. The financial statements, schedules and other information furnished to the Bank prior to the execution and delivery of this Agreement and all financial statements, schedules and other information furnished to the Bank after the execution and delivery of this Agreement fairly and accurately present the financial condition and results of operations of the Borrower (and any other persons described therein) as of and for the period ending on the date as of which such financial statements are presented, and have been prepared in accordance with generally accepted accounting principles consistently applied; and since the date of the financial statements of the Borrower most recently furnished to the Bank, there has been no material adverse change in the financial condition, results of operations or business of the Borrower;

          12. To the best of the knowledge of the Borrower, after reasonable investigation, no hazardous substances, hazardous wastes, industrial wastes, pollutants, contaminants or toxic substances, within the meaning of any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Substances"), are stored or otherwise located by Borrower on any property owned, leased or operated by the Borrower, and no part of such property, including the groundwater located thereon or thereunder has been contaminated by any of Borrower's Hazardous Substances;

          13. The Borrower has timely filed all material tax returns and reports required to be filed by it with any governmental entity, and has timely paid all taxes, assessments, fees and other charges upon the Borrower and upon its properties, assets, income and franchises which are shown on such returns and reports as due and payable;

          14. There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving the Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Borrower;

          15. No fact, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time ("Pension Reform Act") exists in connection with any Pension Plan (herein called a "Plan") of the Borrower which might constitute grounds from termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists to Borrower's knowledge or will exist upon the execution of delivery of this Agreement or the performance by the parties hereto of their respective duties, and obligations hereunder. Borrower agrees to do all acts, including but not limited to contributions, necessary to maintain compliance with the Pension Reform Act and agrees not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien of any property of the Borrower pursuant to Section 406B of the Pension Reform Act. Borrower has incurred no withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980, as amended.

     B. The Borrower further represents and warrants that it is in full compliance with all of its convenants under this Agreement and there does not exist any Event of Default or Unmatured Event of Default.

                           ARTICLE VII    COVENANTS
                           -----------

     A.   Negative Covenants.  The Borrower shall not:
          ------------------

          1. Sell, assign, lease, transfer or convey any of its property or assets (excluding the Collateral) or any interest therein except in the ordinary course of business; or sell, assign, lease or convey any of the Collateral except as permitted by Paragraph G of Article II hereof; and the Borrower shall at all times have good, indefeasible and merchantable title to and ownership of its property and assets, including the Collateral, and shall not allow, suffer or cause to exist thereon any lien, claim, security interest or encumbrance (including, without limitation, any lien or encumbrance of any governmental entity or agency or with respect to any taxes or debts owed thereto), except those of the Bank and Permitted Encumbrances, if any, specified in RIDER E hereto; provided that the Borrower shall have the right to contest, in good faith, with reasonable diligence and by appropriate proceedings, the validity of any lien or encumbrance or claim thereof, but only if none of the property or assets of the Borrower is subject to sale or foreclosure during such contest, and the Borrower shall promptly pay any judgment rendered against it in connection with any such contest;

          2. Incur any indebtedness, whether for borrowed money or otherwise, except for (a) the Borrower's Liabilities and any other indebtedness owed to the Bank, (b) extensions of the maturities of existing indebtedness and interest thereon, (c) indebtedness which is unsecured and is to persons who execute and deliver to the Bank (in form and substance acceptable to the Bank) subordination agreements subordinating such indebtedness and their claims against the Borrower in connection therewith to the payment of the Borrower's Liabilities, and (d) trade payables and other obligations arising in the ordinary course of the business, including indebtedness incurred to purchase machinery and equipment not exceeding at any time
     $ N/A in the aggregate; without the knowledge of the Bank;

          3. Guarantee or otherwise become liable, in any way, with respect to the obligations, indebtedness or liabilities of any other person or entity except by endorsement of instruments or items of payment for deposit to the general account of the Borrower or for delivery to the Bank on account of the Borrower's Liabilities;

          4. Merge or consolidate with or acquire any other person or entity or, other than in the ordinary course of business, make any investment in the securities of any other person or entity;

          5. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's capital stock or any other ownership interest in the Borrower, declare or pay any dividend or make any distribution upon any of the Borrower's capital stock, make any distribution of the Borrower's property or assets or make any loan, advance or extension of credit to any person;

          6. Make any material change in the Borrower's capital structure or in any of the Borrower's business objectives, purposes or operations which might in any way adversely affect its ability to repay the Borrower's Liabilities;

          7. Enter into any transaction not in the ordinary course of business which materially and adversely affects the Borrower's ability to repay the Borrower's Liabilities or any other indebtedness of the Borrower or the Collateral; or

          8. Enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. (Affiliate means any person (i) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Borrower, (ii) which beneficially owns or holds, directly or indirectly, 5% or more of any class of the voting stock of the Borrower or (iii) 5% or more of the voting stock of which is beneficially owned or held, directly or indirectly, by the Borrower (or in case of a person which is not a corporation, 5% or more of the equity interest). The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise);

     B.   Affirmative Covenants.  The Borrower shall:
          ---------------------

          1. Operate its business and properties in accordance with all applicable laws, regulations and ordinances of the United States of America, of any state, city, town, municipality, county or other jurisdiction, and of any agency or instrumentality of any of the foregoing, including, without limitation, any law, regulation or ordinance relating to occupational health or safety or protection of the environment (including Hazardous Substances);

          2. Timely file all material tax returns and reports required to be filed by it with any govenmental entity, and timely pay all taxes, assessments, fees and other charges upon the Borrower and upon its properties, assets, income and franchises which are shown on such returns and reports as due and payable;

          3. Notify the Bank immediately, in writing, if it becomes aware or receives notice of the existence or alleged existence of any Hazardous Substance on any property owned, leased or operated by the Borrower;

          4. Maintain its principal banking accounts at the Bank at all times during the term of this Agreement and until all of the Borrower's Liabilities have been paid;

          5. At all times (including, without limitation, on the date of this Agreement) be solvent and generally paying its debts as they mature, own property which, at a fair valuation, is greater than the sum of its debts and have capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage; and

          6. Prepare and keep proper books of account and financial statements and cause to be furnished to the Bank the financial statements and certificates specified below. All financial statements furnished to the Bank by the Borrower pursuant to this Agreement shall be accompanied by a certificate of the chief financial officer of the Borrower to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for any inconsistencies as to which the Borrower's certified public accountants concur and which are consistent with generally accepted accounting principles) and present fairly and accurately the financial condition and results of operations of the Borrower as of and for the period ending on the date as of which such financial statements are presented. The Borrower shall notify its outside accountants and auditors of the Bank's reliance on statements to be issued by them for the Borrower and shall require such accountants and auditors to confirm such reliance to the Bank.

               Financial Statements and Certificates to be Furnished to Bank
               -------------------------------------------------------------

                    (a) As soon as available but not later than 120 days after the close of each fiscal year of the Borrower, the financial statements of the Borrower for such fiscal year (including at least a balance sheet as of the end of, and the related statement of income for, such fiscal year, and a statement of changes in capital for such year) audited or reviewed by independent certified public accountants selected by the Borrower and acceptable to the Bank.

                    (b) Concurrently with the delivery of the financial statements described in Subparagraph (a) above, a certificate or certificates of the chief executive officer of the Borrower and the aforesaid certified public accountants certifying to the Bank that (in the case of such certified public accountants, based upon their examination of the affairs of the Borrower performed in connection with their audit or review of said financial statements) they are not aware of the existence of any Event of Default, or Unmatured Event of Default, under this Agreement or, if they are aware of any such Event, the nature thereof and the steps being taken to remedy it.

                    (c) As soon as available but not later than 30 days after the end of each fiscal quarter (or each calender month if the Bank shall so request), the financial statements of the Borrower for such period (including at least a balance sheet as of the end of, and the related statement of income for, such period) and the portion of Borrower's fiscal year then ended.

                    (d) Such other data and information (financial and otherwise) as the Bank, from time to time, may request bearing upon or related to the Borrower's financial condition, results of operations or business or the Collateral.

     Notwithstanding the foregoing, (i) with the written consent of the Bank, the financial statements required to be furnished by Subparagraph (a) above need not be audited or reviewed by independent public accountants; (ii) the Bank reserves the right to require that the financial statements described in Subparagraph (a) above be audited by independent public accountants selected by the Borrower and acceptable to the Bank; and
(iii) if the Borrower has any subsidiaries, all references to financial statements in this Agreement, unless otherwise directed by the Bank, shall be deemed to refer to the consolidated financial statements of the Borrower and its subsidiaries.


             ARTICLE VIII    EVENTS OF DEFAULT:  REMEDIES OF BANK
             ------------

EVENTS OF DEFAULT
-----------------

     Each of the following shall constitute an "Event of Default" hereunder:

     A. If principal of or interest on any Note, or if any other of the Borrower's Liabilities to the Bank or, is not paid when due; or

     B. If the Borrower breaches any of the covenants, terms, conditions or provisions of this Agreement and such breach continues for a period of 30 days after notice thereof has been given by the Bank to the Borrower; provided, however, that the Borrower shall not be in default hereunder if the breach is of such a nature that it does not materially adversely affect the financial condition or business operation of the Borrower and the Borrower has undertaken efforts and continues such efforts to cure the breach within a reasonable period of time; or

     C. If any representation or warranty of the Borrower contained in this Agreement or in any document or instrument delivered pursuant to this Agreement is untrue or incorrect; or

     D. If a default shall occur under any guarantee, instrument or document furnished to the Bank in connection with this Agreement, or under any other agreement between the Borrower and the Bank, and such default shall not be cured or corrected within the time, if any, prescribed therein, and if not so prescribed within 30 days after notice thereof has been given by the Bank to the Borrower; or

     E. If the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the Borrower or any property or assets of the Borrower, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the property or assets of the Borrower and is not discharged with 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Borrower and if such case or proceeding is not commenced by the Borrower, it is consented to or acquiesced in by the Borrower or remains for 60 days undismissed; or the Borrower takes any corporate action authorize, or in furtherance of, any of the foregoing; or

     F. If the Borrower is in default in respect of any other indebtedness of the Borrower to the Bank; or

     G. If notice is given by the Bank to the Borrower that, in the opinion of the Bank, any legal, governmental, arbitration or other proceeding which has been instituted with respect to the Borrower or any of its property or assets is likely to materially and adversely affect the financial condition, results of operations or business of the Borrower and such legal or government proceeding is not dismissed within 30 days after such notice is given by the Bank; or

      H. If any guarantee of any of the Borrower's Liabilities is terminated or limited for any reason, including, without limitation, because of revocation or the death of any guarantor.

      "Unmatured Event of Default" means an event, act or occurrence which, if it continues uncured will, with the giving of notice or the lapse of time, or with both thereof, constitute an Event of Default.


REMEDIES IN THE EVENT OF DEFAULT
--------------------------------

      If an Event of Default shall occur, or if the Bank shall otherwise deem itself to be insecure for the reasons provided under the Illinois Uniform Commercial Code (Article I, Section 1-208), which shall be considered an Event of Default under this Agreement, then the Bank may, at its option, exercise any one or more of the following rights and remedies:

     A.  The Bank may discontinue making any further loans under this Agreement;

     B. The Bank may declare the entire unpaid amount of the Borrower's Liabilities to be immediately due and payable;

     C. Except as may otherwise be required by law, the Bank (a) may sell all or any of the Collateral at public or private sale or sales upon such terms and conditions as the Bank deems proper (and the Bank may purchase any or all of the Collateral at any such sale) and apply the net proceeds of such sale, after deducting all costs, expenses and attorneys' fees incurred at any time in the collection of the Borrower's Liabilities and in the protection and sale of the Collateral, first to the payment of the Borrower's Liabilities and then to the payment of any other liabilities of the Borrower to the Bank, and shall return any remaining proceeds to the Borrower; provided that the Borrower shall remain liable for any Borrower's Liabilities or other amounts remaining unpaid after such application and interest thereon; and (b) may take such other actions as it may deem appropriate or in its interest with respect to the Collateral including, without limitation, (i) transfer the whole or any part of the Collateral into its name or the name of a nominee, (ii) collect any amounts due on the Collateral directly from the persons obligated thereon, (iii) exercise any voting or other rights with respect to any Collateral consisting of securities, (iv) take possession and control of the Collateral and any proceeds thereof, (v) sue or make any compromise or settlement with respect to any of the Collateral; and

     D. The Bank may exercise from time to time any rights and remedies available to it under applicable laws, including, without limitation, the Illinois Uniform Commercial Code and the commercial code of any other applicable state. In addition to and not in limitation of all rights of offset that the Bank may have under applicable law, the Bank shall, upon the occurrence of an Event of Default, have the right to appropriate and apply to the payment of and to set-off against the Borrower's Liabilities any and all balances, credits, deposits, accounts or money of the Borrower then or thereafter received or held by or under the control of the Bank. Except as may otherwise be required by law, including with respect to notice of any sale of Collateral, the Borrower hereby waives, in connection with this Agreement and the Borrower's Liabilities, any right under or benefit of any law (whether or not intended for its advantage or protection), that would restrict or limit the right or ability of the Bank to obtain payment of the Borrowers Liabilities, including any law that would restrict or limit the Bank in the exercise of its right to appropriate at any time hereafter any indebtedness owing from the Bank to the Borrower and any deposits or other property of the Borrower in the possession or control of the Bank and apply the same toward or set-off the same against the payment of the Borrower's Liabilities.


WAIVER

     THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE BORROWER'S LIABILITIES.


                           ARTICLE IX  MISCELLANEOUS

     A. The Borrower hereby waives demand, presentment and protest, and notice of demand, presentment, protest, nonpayment or dishonor, with respect to the Notes and the Borrower's Liabilities, and with respect to any notes, checks or other negotiable instruments which may be included in the Collateral or held by the Bank with respect to which the Borrower is an endorser, drawer, surety or other responsible party, and the Borrower hereby consents to any and every renewal or extension of time that may be granted with respect to such instruments.

     B. If the Borrower shall cease to be indebted to the Bank for loans made pursuant to this Agreement, any loan or advance made thereafter by the Bank to the Borrower, secured by any Collateral, shall nevertheless be governed by the terms of this Agreement without the necessity of any further act, understanding or writing by the parties hereto, except as may otherwise be agreed to in writing by the Bank and the Borrower.

     C. The Borrower shall pay all reasonable costs of collection of the Borrower's Liabilities, all reasonable costs in connection with the use, custody, protection and sale of the Collateral and all reasonable costs paid or incurred in enforcing or preserving any of the Bank's rights hereunder or in connection with any transaction or proceeding in which the Bank may become concerned or involved by reason of its interest in this Agreement or any Borrower's Liabilities or any action by the Borrower, in each case including reasonable attorneys' fees, all promptly on demand of the Bank or other person incurring the same. The Borrower shall also pay interest on the foregoing amounts at the highest Default Rate provided hereunder. Any such costs may be deducted by the Bank from any money received under this Agreement or on any Note.

     D. The Bank shall not (by act, delay, omission or otherwise) be deemed to have waived any of its rights or remedies hereunder, or any provision hereof, unless such waiver is in writing signed by the Bank, and any such waiver shall be effective only to the extent specifically set forth therein; and a waiver by the Bank of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which the Bank would otherwise have had on any further occasion.

     E. The Borrower warrants and represents that (a) each of the loans and other Borrower's Liabilities under this Agreement is being incurred as a business loan to a business and is a transaction within the scope of Section 4(1)(c) of the Illinois Interest Act (Ill. Rev. Stat., Ch. 17, par. 6404(1)(c)), and none of such loans or Borrower's Liabilities violates the provisions of the usury laws or any other laws governing interest rates of Illinois or any other state having jurisdiction over such loan or Liabilities, this Agreement or any transaction contemplated hereby; and (b) each of the loans and other Borrower's Liabilities under this Agreement is primarily for a business, commercial or agricultural purpose and does not consist of or involve any credit offered or extended to a consumer primarily for personal, family or household purposes, and none of such loans or Borrower's Liabilities is subject to Regulation Z of the Board of Governors of the Federal Reserve System.

     F. The Borrower shall do and perform all further acts and deeds and shall execute and deliver to the Bank all instruments, documents, assignments, assurances or other writings that may be necessary or desirable to the Bank to carry out the terms and intent of this agreement or effectuate the rights of the Bank hereunder.

     G. The Borrower releases the Bank from any and all causes of action, claims or rights which the Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of the Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) the Bank's notification to any Obligor of the Bank's security interest in the Accounts; (c) the Bank's directing any Obligor to pay any sums owing to the Borrower directly to the Bank; and (d) any other act or omission to act on the part of the Bank, its officers, agents or employees, except for gross negligence or willful misconduct.

     H. The Borrower agrees to indemnify and save the Bank, its officers, directors, employees and agents, harmless of, from and against any liability, loss, damage or expense (including attorneys' fees) to which the Bank or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by the Borrower of any laws, regulations or ordinances relating to Hazardous Substances, or (b) any Hazardous Substances located or disposed of on or released or transported from any property owned, leased or operated by the Borrower, or any claim of any of the foregoing.

     I. TO INDUCE THE BANK TO ACCEPT THIS AGREEMENT, THE NOTES AND ANY OTHER AGREEMENTS OR DOCUMENTS DELIVERED TO THE BANK IN CONNECTION HEREWITH, THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ALL LEGAL ACTIONS OR PROCEEDINGS IN ANY MANNER OR RESPECT ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTES, ANY OTHER BORROWER'S LIABILITIES, ANY AGREEMENTS OR DOCUMENTS DELIVERED TO THE BANK IN CONNECTION HEREWITH OR THE COLLATERAL SHALL BE BROUGHT AND LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY AND STATE WHERE THE BANK'S PRINCIPAL PLACE OF BUSINESS IS LOCATED; AND THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY SUCH LEGAL ACTION OR PROCEEDING.

     J. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and the invalid or unenforceable provision of this Agreement shall be severable in any such instance.

     K. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to additional lenders and participants and prospective additional lenders and participants.

     L. The Bank may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participation in, all or any part of the Credit Facility, its commitments or any other interest herein or in the Notes to an affiliate or to another person or entity regularly engaged in the making or buying of commercial loans (including, without limitation, any fund, bank, savings and loan association, insurance company or commercial finance company).

     M. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and the Bank, provided that this Agreement may not be assigned by the Borrower without the prior written consent which consent may not be unreasonably withheld by the Bank.

     N. This Agreement shall be construed in accordance with the laws (without regard to the conflicts of laws provisions) of the State of Illinois.

     O. All notices or other communications hereunder shall be in writing, shall be given either by hand delivery or by certified or registered mail addressed to the Borrower or the Bank, as the case may be, at the addresses indicated in the first paragraph of this Agreement, to the attention of the person or persons indicated below the signatures to this Agreement, and shall be deemed given when so delivered or delivery is refused by the addressee. The Bank may, at its option, rely upon notice or other communications received from the Borrower by facsimile (FAX) communication. Either party to this Agreement may change the name or address to which notices shall be sent to it, by written notice to the other party given in accordance with this Paragraph.

     P. This Agreement may be amended from time to time by amendments duly executed by the Borrower and the Bank; provided that any amendment hereto signed by the Borrower shall be binding upon the Borrower.

     Q. If this Agreement (including any counterpart hereof) is signed by more than one Borrower, the liability of each Borrower shall be joint and several, and each reference herein to the Borrower shall be deemed to refer to each such Borrower. No release, discharge or modification of the obligations of, or the Collateral provided by, any person liable under this Agreement shall affect the obligations of any other person under this Agreement.

     R. This Agreement includes (a) the Loan Supplements, if any, indicated by checkmark on page 2 hereof and (b) the Riders (whether or not elsewhere referred to herein), if any, which are indicated by checkmark below:

          Indicate applicable Riders by checking corresponding boxes. Appropriate officers of the Bank and the Borrower should also sign each applicable Rider on such Rider.

     [X]  RIDER A   ASSETS EXCLUDED FROM COLLATERAL

     [X]  RIDER B   REQUEST FOR ADVANCE (ACCOUNTS REVOLVING LOAN)

     [NO] RIDER C   REQUEST FOR ADVANCE (INVENTORY REVOLVING LOAN)

     [X]  RIDER D   MACHINERY AND EQUIPMENT

     [NO] RIDER E   PERMITTED ENCUMBRANCES

     [NO] RIDER F   FINANCIAL COVENANTS

     ADDENDUM #1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed this 20th day of November 1992.

                           Western Intermodal Services, Ltd.
                         --------------------------------------
                                       (Borrower)

                       By:
                          -----------------------------------
                          Its:        CFO
                              -------------------


                          Send notices to attention of:

                          Michael Kelly  935 W. 175th St. Homewood, IL 6
                          -----------------------------------------------------
                          Telephone: (708) 799-4990
                                      ---  --------


ACCEPTED:

LAKE SHORE NATIONAL BANK
----------------------------
           (Bank)


By: John J. Prxxxx
   -------------------------
     Its:  2nd V.P.

Send notices to attention of:
  Commercial Loan Department

                                   RIDER A
                                      to
                          LOAN AND SECURITY AGREEMENT


                        ASSETS EXCLUDED FROM COLLATERAL


               Describe any property or assets which are to be excluded from the Collateral.



     This Rider A constitutes a part of the Loan and Security Agreement dated as of November 20, 1992 between Lake Shore National Bank and the undersigned Borrower. Terms capitalized herein have the same meanings as in such Loan and Security Agreement.

     The following property and assets are excluded from the Collateral:

           All Collateral as described in Article II A.6. not in transit, in possession or control of or assigned to or owned or held by Lake Shore National Bank.













Dated: November 20, 1992
       ----------------------

LAKE SHORE NATIONAL BANK                   Western Intermodal Services, Ltd.
                                           ----------------------------------
                                           (Borrower)



By:                                         By:
   ---------------------------                 ---------------------------

   Its:        2nd V.P.                             Its:       CFO
        ----------------------                      ----------------------

                                   RIDER B
                                      to
                          LOAN AND SECURITY AGREEMENT


                 REQUEST FOR ADVANCE (ACCOUNTS REVOLVING LOAN)


             Attach a copy of the Bank's current form of Accounts
             Receivable Certificate and Loan Application.


     This Rider B constitutes a part of the Loan and Security Agreement dated as of November 20, 1992 between Lake Shore National Bank and the undersigned Borrower. Terms capitalized herein have the same meanings as in such Loan and Security Agreement.

     Each request for an Accounts Revolving Loan shall be made by providing the Bank with at least one Business Day's written notice on the attached certificate and application.











Dated: November 20, 1992
       ----------------------

LAKE SHORE NATIONAL BANK                   Western Intermodal Services, Ltd.
                                           ----------------------------------
                                           (Borrower)



By:                                         By:
   ---------------------------                 ---------------------------
   Its:  2nd V.P.                              Its:  CFO

ACCOUNTS RECEIVABLE CERTIFICATE AND LOAN APPLICATION
----------------------------------------------------
(To be submitted with each new advance and Weekly / Monthly - Circle one)            No:__________________________

                                                                                   Date:__________________________

    To:  [LOGO]  LAKE SHORE BANK                  605 N. Michigan Avenue
                 LAKE SHORE NATIONAL BANK         Chicago, Illinois 60611

This report and the representations contained herein are made to induce the Bank to continue to extend credit and to make loans to the Company under the provisions of a loan and security agreement and promissory note, and any and all other agreements executed by the Company and given to the Bank.  The Company hereby acknowledges, confirms, and agrees that the Bank has a security interest in the Collateral described in the loan and security agreement and in any other such agreements hereinabove described, the terms and conditions of which are incorporated herein by reference thereto, as security for the payment of the loans herein described, and also for any and all obligations of the Company to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter
arising.
---------------------------------------------------------------------------------------------------------------------------------


                                                  ACCOUNTS RECEIVABLE COLLATERAL
                                                  ------------------------------
 1.  BEGINNING COLLATERAL BALANCE PER A/R CONTROL (Line 11 of last report).                                $__________________

     ADDITIONS TO COLLATERAL:

 2.    NEW INVOICES (dated from ___________ to ___________ and numbered

        from__________ to __________).                                             $____________________
 3.    LESS:  CREDIT MEMOS (dated from___________to ____________ and
       numbered from _________ to ____________).                                    ____________________
 4.     NET A/R DEBIT (Per Sales Journal).                                                                 $____________________

                                                                                                           $____________________
 5.  SUBTOTAL

     DEDUCTIONS FROM COLLATERAL

 6.    ACTUAL CASH AND CHECKS (dated from __________ to __________).               $____________________

 7.    ADD:  DISCOUNTS AND ALLOWANCES
                                                                                    ____________________
 8.      TOTAL A/R CREDIT (Per Cash Receipts Journal).                                                      $____________________

 9.  SUBTOTAL                                                                                               $____________________

10.  ADJUSTMENTS TO COLLATERAL - DEBIT (CREDIT) (Per Other Journals).  Include Journal                       ____________________
     Entries, Field Auditor Adjustments to A/R, and Non-A/R Cash Items.

11.  ENDING COLLATERAL BALANCE PER A/R CONTROL (Line 1 of next report).                                     $____________________

12.  LESS:  RESERVE FOR INELIGIBLE ACCOUNTS (as set by Bank).                                                ____________________

13.  NET ELIGIBLE COLLATERAL                                                                                $____________________

14.  LOAN AVAILABILITY (Multiply Line 13 by ______%.  Do not exceed $____________).                         $____________________

=================================================================================================================================
                                                     ACCOUNTS RECEIVABLE LOAN
                                                     ------------------------

15.  BEGINNING LOAN BALANCE (Line 19 of last report).                                                      $____________________

16.  LOAN PAYMENTS (Total of all loan payments since last report).                                          ____________________

17.  SUBTOTAL - NEW LOAN BALANCE (If balance exceeds line 14, a payment is required).                      $____________________

18.  ADD:  ADDITIONAL LOAN REQUESTED                                                                        ____________________

19.  ENDING LOAN BALANCE (Should not exceed Line 14).                                                      $____________________

================================================================================================================================

CERTIFICATION: The undersigned hereby represents and warrants that he is the owner of the Company or the duly authorized officer or agent of the Company, and, as such is duly authorized to execute this Report and Loan Application and to make the agreements contained herein; and that he has full knowledge of the statements, facts and figures set forth in this report and in this Certification and that they are true in substance and in fact.

                                   Company
                                          -------------------------------------
------------------------------------    By
 FOR BANK USE ONLY:                       -------------------------------------
------------------------------------        (Authorized Signature)    (Title)

 LINE AMOUNT          $ ____________      Required Reserve_____________________

 INCLUDES               ____________      Effective Date_______________________

                        ____________      Approved by:_________________________
                                                               Officer
                        ____________

                        ____________      -------------------------------------

                        ____________                   FIELD AUDITOR

 ENDING A/R BALANCE     ____________         ______________     ______________
                                                Initial              Date
        TOTAL         $ ____________       -------------------------------------

 RATE OF ADVANCE        ____________       Form C reviewed and approved by

------------------------------------       -------------------------------------
                                           Note Teller             Officer

                                    RIDER D
                                      to
                          LOAN AND SECURITY AGREEMENT



              DESCRIPTION AND LOCATION OF MACHINERY AND EQUIPMENT
              ---------------------------------------------------



              Describe generally the Borrower's Machinery and Equipment; if a Machinery and Equipment Term Loan is to be made, insert or attach a Schedule containing a specific list of the Machinery and Equipment, including a legal description of any real estate to which it is or is to be attached.



     This Rider D constitutes a part of the Loan and Security Agreement dated as of November 20, 1992 between Lake Shore National Bank and the undersigned Borrower. Terms capitalized herein have the same meanings as in such Loan and Security Agreement.

     1. All of the Borrower's Machinery and Equipment as described on attachment-"A" and its location or locations are as follows:



                        935 W. 175th St., Homewood, IL

                               SEE ATTACHMENT A





     2. If a Machinery and Equipment Term Loan is to be made, a legal description of any real estate to which such Machinery and Equipment is or is to be attached hereto.





Dated:      November 20, 1992
      -----------------------------
LAKE SHORE NATIONAL BANK                      Western Intermodal Services, Ltd.
                                            ------------------------------------
                                            (Borrower)

By: /s/                                     By: /s/
   --------------------------------            ---------------------------------
   Its: 2nd V.P.                               Its:             CFO

Debtor:                                         Secured Party:
Western Intermodal Services, Ltd.               Lake Shore National Bank
935 W. 175th St.                                605 N. Michigan Ave.
Homewood, IL  60430                             Chicago, Illinois  60611


As agreed upon in Security Agreement dated November 20, 1992 by and between Lake Shore National Bank (secured party) and Western Intermodal Services, Ltd. (debtor), 935 W. 175th St., Homewood, IL 60430.

                       Quantity        Serial #         Description

IBM Equipment              1            9406            E45 System Unit

8MB STD Storage            1            2601            Magnetic Tape Dr.

                                                        9346 Contr.

                           1            6110            Magnetic Tape

                                                        Storage Contr.

                           2            6112            Magnetic Tape

                                                        Storage Contr.

                           1            6221            ECSS Six-Line Expansion

                           1            6232            Eight Line

                                                        Comm Subsystem

                           1            8110            Magnetic Tape

                                                        Storage Contr. 6110

                           1            8505            I/O Card Unit Conversion

                           1            9081            Locking Power Cord

                           1            9865            EIA 232/V.24 one line
                                                        50E

                           1            2621            Removal Media Device
                                                        Attch

                           1            5728            RGI AS400 RPG400

                           1            5728            PW1 AS400 Appl Dev Tools

                           1            5728            QUI AS400 Query

                           1            5728            PC1 AS400 PC Support

                           1            5728            MGI Sys Migration Aid

                           1            5728            PTI Performance Tools

                           1            5756            070 Discover Education




    and any other related software

Western Intermodal Services, Ltd.
---------------------------------



By:
   -----------------------------

                                                          American National Bank
                                                    and Trust Company of Chicago

                           PROMISSORY NOTE (SECURED)

$3,000,000.00                  Chicago, Illinois                    May 31, 1996
                                                                Due May 31, 1997


     FOR VALUE RECEIVED, the undersigned (jointly and severally if more than one) ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), or such lesser principal sum as may then be owed by Borrower to Bank hereunder, which sum shall be due and payable on May 31, 1997.

     Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, including those evidenced in rate hedging agreements designed to protect the Borrower from the fluctuation of interest rates, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise shall be defined and referred to herein as "Borrower's Liabilities."

      The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid, computed as follows: at a daily rate equal to the daily rate equivalent of 0.0% per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest (the "Base Rate"); provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would otherwise be in effect plus 3%.

     The rate of interest to be charged by Bank to Borrower shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

     Accrued interest shall be payable by Borrower to Bank on the same day of each month, and at maturity, commencing with the last day of June, 1996, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrower's Liabilities shall be payable on demand.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee for any purpose: (b) Certain business assets of Western Intermodal Services, Ltd., an Illinois corporation, pursuant to Amended and Restated Loan and Security Agreement dated November 20, 1992 as amended from time to time by and between Borrower and Bank; and (c) all substitutions, renewals, improvements, accessions or additions thereto, replacements, offspring, rents, issues, profits, returns, products and proceeds thereof, including without limitation proceeds of insurance policies insuring the foregoing collateral (all of the foregoing property is referred to herein individually and collectively as "Collateral").

     Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) materially decline, deteriorate, depreciate or become impaired, or should Bank deem itself materially insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

     In the Event of Default (as defined hereinbelow) Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of the Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note; (c) occurrence of a default or event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state or local department or agency;
(g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower or any such guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets or the Collateral; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (1) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is insecure for a material reason.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

     Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities.

     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     Advances under this Note may be made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower ("Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advances shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorneys' fees) and shall hold Bank harmless with respect thereto.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
(ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

935 West 175th Street                  WESTERN INTERMODAL SERVICES, LTD.,
Homewood, Illinois 60430               an Illinois corporation

                                       By: /s/  Michael A. Kelly
                                           ------------------------------
                                       Its: CFO
                                            ----------------------------
36-3026724
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FEIN

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